EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 2001 relating to the financial statements of Pharmos Corporation, which appears in Pharmos Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
New York, New York
June 27, 2001